Exhibit 3.2

CODE OF REGULATIONS

OF

CORTLAND BANCORP.

CODE OF REGULATIONS

OF

CORTLAND BANCORP.

ARTICLE ONE

MEETINGS OF SHAREHOLDERS

Section 1.01. Annual Meetings. The annual meeting of the shareholders for the election of directors, for the consideration of reports to be laid before such meeting and for the transaction of such other business as may properly come before such meeting, shall be held on the second Tuesday of April of each year or on such other date as may be fixed from time to time by directors.

Section 1.02. Calling of Meetings. Meetings of the shareholders may be called only by the chairman of the board, the president, or in case of the president’s absence, death, or disability, the vice president authorized to exercise the authority of the president,; the secretary; the directors by action at a meeting, or a majority of the directors acting without a meeting; or the holders of at least 50% of all shares outstanding and entitled to vote thereat.

Section 1.03. Place of Meetings. All meetings of the shareholders shall be held at the principal office of the corporation, unless otherwise provided by action of the directors. Meetings of shareholders may be held at any place within or without the State of Ohio.

Section 1.04. Notice of Meetings. (A) Written notice stating the time, place and purposes of a meeting of the shareholders shall be given either by personal delivery or by mail not less than seven (7) not more than sixty (60) days before the date of the meeting, (1) to each shareholder of record entitled to notice of the meeting, (2) by or at the direction of the president or the secretary. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the corporation. Notice of the adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the articles or the regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

(B) Following receipt by the president or the secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of the shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven (7) nor more than sixty (60) days after the receipt of such request, as such officer may fix. If such notice is not given within thirty (30) days after the receipt of such request by the president or the secretary, then, and only then, the persons properly calling the meeting may fix the time of meeting and give notice thereof in accordance with the revisions of the regulations.

Section 1.05. Waiver of Notice. Notice of the time, place and purpose or purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholders, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder, in person or by proxy, at any such meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to be a waiver by such shareholder of notice of such meeting.

Section 1.06. Quorum. At any meeting of the shareholders, the holders of a majority of the voting shares of the corporation then outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for such meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the chairman of the board, the president, or the officer of the corporation acting as chairman of the meeting, may adjourn such meeting from time to time, and if a quorum is present at such adjourned meeting any business may be transacted as if the meeting had been held as originally called.

Section 1.07. Votes Required. At all elections of directors the candidates receiving the greatest number of votes shall be elected. Any other matter submitted to the shareholders for their vote shall be decided by the vote of such proportion of the shares, or of any class of shares, or of each class, as is required by law, the articles or the regulations.

Section 1.08. Order of Business. The order of business at any meeting of shareholders shall be determined by the officer of the corporation acting as chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the corporation then outstanding, present in person or by proxy, and entitled to vote at such meeting.

Section 1.09. Shareholders Entitled to Vote. Each shareholder of record on the books of the corporation on the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be entitled at such meeting to one vote for each share of the corporation standing in his name on the books of the corporation on such record date. The directors may fix a record date for the determination of the shareholders who are entitled to receive notice of and to vote at a meeting of shareholders, which record date shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum of sixty (60) days preceding the date of the meeting of shareholders.

Section 1.10. Cumulative Voting. The right of every shareholder to vote cumulatively in the election of directors is eliminated, so that no shareholder of the corporation may cumulate his voting power.

Section 1.11. Proxies. At meetings of the shareholders any shareholder of record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing signed by such shareholder, but such instrument shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No proxy shall be valid after the expiration of eleven months after the date of its execution, unless the shareholder executing it shall have specified therein the length of time it is to continue in force.

Section 1.12. Inspectors of Election. In advance of any meeting of shareholders, the directors may appoint inspectors of election to act at such meeting or any adjournment thereof; if inspectors are not so appointed, the officer of the corporation acting as chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the directors in advance of such meeting or, if not so filled, at the meeting by the officer of the corporation acting as chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.

ARTICLE TWO

DIRECTORS

Section 2.01. Authority and Qualifications. Except where the law, the articles or the regulations otherwise provide, all authority of the corporation shall be vested in and exercised by its directors. A director whose term expires after he has first attained the age of seventy (70) shall be eligible to serve one additional term as a director. Each director shall be the holder of shares of stock of the corporation in an amount equal to or greater than an aggregate par value or stated value of five hundred dollars, an aggregate shareholder equity of five hundred dollars, or an aggregate fair market value of five hundred dollars. Determination of such value may be based on the value of the shares of stock on the date such shares were purchased or on the date such person became a director, whichever value is greater.

Section 2.02. Number of Directors and Term of Office. The board of directors shall consist of no fewer than nine and no more than 15 directors, the exact number being fixed from time to time within that range either (x) by the Board or (y) at the annual meeting, by the affirmative vote of holders of a majority of the voting power of the corporation represented at the meeting and entitled to vote on such proposal. The board of directors shall be divided into three classes as nearly equal as possible. The classes shall serve staggered three-year terms so that one of the three classes stands for election at each annual meeting. At each annual meeting of shareholders, successors of the class of directors whose term then expires shall be elected to hold office for a three-year term. If the number of directors of the corporation increases or decreases, the change in the number of directors shall be apportioned among director classes so that class sizes are maintained as nearly equal in number as possible. No reduction in the number of directors constituting the board of directors may shorten the term of any incumbent director, however.

Section 2.03. Nomination and Election. (A) At each annual meeting of shareholders for the election of directors, the successors to the directors whose term shall expire in that year shall be elected, but if the annual meeting is not held or if one or more of such directors are not elected thereat, they may be elected at a special meeting called for that purpose.

(B)    Any nominee for election as a director of the corporation may be proposed only by or at the direction of the board of directors or by any shareholder entitled to vote for the election of directors. Nominations, other than those made by or at the direction of the board of directors, shall be made in writing and shall be delivered or mailed to the president of the corporation not less than fourteen days nor more than fifty days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

(1)	the name and address of each proposed nominee;

(2)	the principal occupation of each proposed nominee;

(3)	the total number of shares of stock of the corporation that will be voted for each proposed nominee;

(4)	the name and the residence of the notifying shareholders; and

(5)	the number of shares of stock of the corporation beneficially owned by the notifying shareholder.

(C)    If a shareholder shall attempt to nominate one or more persons for election as a director at any meeting at which directors are to be elected without having identified each such person in a written notice given    as contemplated by, and/or without having provided the information specified in, division (B) of this section, each such attempted nomination shall be invalid and shall be disregarded unless the person acting as chairman of the meeting determines that the facts warrant the acceptance of such nomination.

(D)    The election of directors shall be by ballot.

Section 2.04. Removal. Any director or the entire board of directors may be removed only in accordance with the articles of incorporation.

Section 2.05. Vacancies. The remaining directors, though less than a majority of directors, may, by the vote of a majority of their number, fill any vacancy in the board for the unexpired term. A vacancy in the board exists within the meaning of this Section 2.05, consistent with the provisions in the amended articles and regulations of the corporation, when the shareholders increase the authorized number of directors but fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional directors provided for, when the shareholders fail at any time to elect the whole authorized number of directors, or when the shareholders remove a director for cause.

Section 2.06. Meetings. A meeting of the directors shall be held immediately following the adjournment of each annual meeting of shareholders at which directors are elected, and notice of such meeting need not be given. The directors shall hold such other meetings as may from time to time be called, and such other meetings of directors may be called only by the chairman of the board, the president, or any two directors. All meetings of directors shall be held at the principal office of the corporation in Cortland, Ohio, or at such other place within or without the State of Ohio, as the directors may from time to time determine by a resolution. Meetings of the directors may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this provision shall constitute presence at such meeting.

Section 2.07. Notice of Meetings. Notice of the time and place of each meeting of directors for which such notice is required by law, the articles, the regulations or the by-laws shall be given to each of the directors by at least one of the following methods:

(A)    In a writing mailed not less than three days before such meeting and addressed to the residence or usual place of business of a director, as such address appears on the records of the corporation, or

(B)    By telegraph, cable, radio, wireless, or a writing sent or delivered to the residence or usual place of business of a director as the same appears in the records of the corporation, not later than the day before the date on which such meeting is to be held; or

(C) Personally or by telephone not later than the day before the date on which such meeting is to be held.

Notice given to a director by any one of the methods specified in the regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the chairman of the board, the president or the secretary of the corporation. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such a meeting.

Section 2.08. Waiver of Notice. Notice of any meeting of directors may be waived in writing, wither before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting.

Section 2.09. Quorum. A majority of the whole authorized number of directors shall be necessary to constitute a quorum for a meeting of directors, except that a majority of the directors in office shall constitute a quorum for filling a vacancy in the board. The act of a majority of the directors present at the meeting at which a quorum is present is the act of the board, except as otherwise provided by law, the articles or the regulations.

Section 2.10. Executive Committee. The directors may create an executive committee or any other committee of directors, to consist of not less than three (3) directors, and may authorize the delegation to such executive committee or other committees of any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in the executive committee or in any other committee of the directors.

Such executive committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors. Such executive committee or other committee of directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

Any act or authorization of any act by the executive committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors. No notice of a meeting of the executive committee or of any other committee of directors shall be required. A meeting of the executive committee or of any other committee of directors may be called only by the president or by a member of such executive or other committee of directors. Meetings of the executive committee or of any other committee of directors may be held through any communications equipment if all persons participating can hear each other and participation in such a meeting shall constitute presence thereat.

Section 2.11. Compensation. Directors shall be entitled to receive, as compensation for services rendered and expenses incurred as directors, such amounts as the directors may determine.

Section 2.12. By-Laws. The directors may adopt, and amend from time to time, by-laws for their own government, which by-laws shall not be inconsistent with the law, the articles or the regulations.

ARTICLE THREE

OFFICERS

Section 3.01. Officers. The officers of the corporation to be elected by the directors shall be a president, a secretary, a treasurer, and, if desired, one or more vice presidents and such other officers and assistant officers as the directors may from time to time elect. The directors may elect a chairman of the board, who must be a director. Officers need not be shareholders of the corporation, and may be paid such compensation as the    board of directors may determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the articles, the regulations or the By-laws to be executed, acknowledged, or verified by two or more officers.

Section 3.02. Tenure of Office. The officers of the corporation shall hold office at the pleasure    of the directors. Any officer of the corporation may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all the directors then in office. Such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.

Section 3.03. Duties of the Chairman of the Board. The chairman of the board, if any, shall preside at all meetings of the directors. He shall have such other powers and duties as the directors shall from time to time assign to him.

Section 3.04. Duties of the President. The president shall be the chief executive officer of the corporation and shall exercise supervision over the business of the corporation and shall have, among such additional powers and duties as the directors may from time to time assign to him, the power and authority to sign all certificates evidencing shares of the corporation and all deeds, mortgages, bonds, contracts, notes and other instruments requiring the signature of the president of the corporation. It shall be the duty of the president to preside at all meetings of shareholders.

Section 3.05. Duties of the Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice president, if any (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election), shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all restrictions upon the president. The vice presidents shall perform such other duties and have such other power as the directors may from time to time prescribe.

Section 3.06. Duties of the Secretary. It shall be the duty of the secretary, or of an assistant secretary, if any, in case of the absence or inability to act of the secretary, if any, in case of the absence or inability to act of the secretary, to keep minutes of all the proceedings of the shareholders and the directors and to make a proper record of the same; to perform such other duties as may be required by law, the articles or the regulations; to perform such other and further duties as may from time to time be assigned to him by the directors or the president, and to deliver all books, paper and property of the corporation in his possession to his successor or to the president.

Section 3.07. Duties of the Treasurer. The treasurer, or an assistant, if any, in case of the absence or inability to act of the treasurer, shall receive and safely keep in charge all money, bills, notes, choses in action, securities and similar property belonging to the corporation and shall do with or disburse the same as directed by the president or the directors; shall keep an accurate account of the finances and business of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required and hold the same open for inspection and examination by the directors; shall give bond in such sum with other security as the directors may require for the faithful performance of his duties; shall, upon the expiration of his term of office, deliver all money and other property of the corporation in his possession or custody to his successor or the president; and shall perform such other duties as from time to time may be assigned to him by directors.

ARTICLE FOUR

SHARES

Section 4.01. Certificates. Certificates evidencing ownership of shares of the corporation shall be issued to those entitled to them. Each certificate evidencing shares of the corporation shall bear a distinguishing number; the signatures of the chairman of the board, the president, or a vice president, and of the secretary, an assistant secretary, the treasurer or an assistant treasurer (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped or printed); and such recitals as may be required by law. Certificates evidencing shares of the corporation shall be of such tenor and design as the directors may from time to time adopt and may bear such recitals as are permitted by law.

Section 4.02. Transfers. Where a certificate evidencing a share or shares of the corporation is presented to the corporation or its proper agents with a request to register transfer, the transfer shall be registered as requested if:

(1)    An appropriate person signs on each certificate so presented or signs a separate document as assignment or transfer of shares evidence by each such certificate, or signs a power to assign or transfer such shares, or when the signature of an appropriate person is written without more on the back of each such certificates; and

(2)    Reasonable assurance is given that the indorsement of each appropriate person is genuine    and effective. The corporation or its agents may refuse to register a transfer of shares unless the signature of each appropriate person is guaranteed by a bank (as that term is defined in section 3(a) of the Federal Deposit Insurance Act [12 U.S.C. 1813(a)]); a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer, government securities broker, national securities exchange, registered securities association or a clearing agency (as those terms are defined under the Securities Exchange Act of 1934, as amended); a credit union (as that term is defined in section 19(b)(1)(A) of the Federal Reserve Act [12 U.S.C. 461 (b)]); or a savings association (as that term is defined in section 3(b) of the Federal Deposit Insurance Act; and such guarantee complies with the written standards of the transfer agent pertaining to the acceptance of guarantees; and

(3)    All applicable laws relating to the collection of transfer or other taxes have been complied with; and

(4)    The corporation or its agents are not otherwise required or permitted to refuse to register such transfer.

Section 4.03. Transfer Agents and Registrars. The directors may appoint one or more agents to transfer or register shares of the corporation, or both.

Section 4.04. Lost, Wrongfully Taken or Destroyed Certificates. Except as otherwise provided by law, where the owner of a certificate evidencing shares of the corporation claims that such certificate has been lost, destroyed or wrongfully taken, the directors must cause the corporation to issue a new certificate in place of the original certificate if the owner:

(1)    So requests before the corporation has notice that such original certificate has been acquired by a bona fide purchaser; and

(2)    Files with the corporation, unless waived by the directors, an indemnity bond with surety or sureties satisfactory to the corporation, in such sums as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of each such new certificate; and

(3)    Satisfies any other reasonable requirements which may be imposed by the directors, in their discretion.

Section 4.05. Uncertificated Shares. Anything contained in the Article Fourth to the contrary notwithstanding, the directors may provide by resolution that some or all of any or all classes and series of shares of the corporation shall be uncertificated shares, provided that such resolution shall not apply to (A) shares of the corporation represented by a certificate until such certificate is surrendered to the corporation in accordance with applicable provisions of Ohio law or (B) any certified security of the corporation issued in exchange for an uncertificated security in accordance with applicable provisions of Ohio law. The rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical, except as otherwise expressly provided by law.

ARTICLE FIVE

INDEMNIFICATION AND INSURANCE

Section 5.01. Mandatory Indemnification. The corporation shall indemnify any officer or director f the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent or the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, he has no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omissions, giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal matter, to have has no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a pleas of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

Section 5.02. Court-Approved Indemnification. Anything contained in the regulations or elsewhere to the contrary notwithstanding:

(A)    the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Trumbull County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and, in view of all the circumstances if the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

(B)    the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

Section 5.03. Indemnification for Expenses. Anything contained in the regulation or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.

Section 5.04. Determination Required. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstance because he has met the applicable standard of conduct set forth in Section 5.02. Such determination may be only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other that an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Trumbull County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any. Any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]. No failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit. With ten (10) days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas of Trumbull County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

Section 5.05. Advances for Expenses. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance if the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

(A)    if it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or

(B)    if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence)

in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Trumbull County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

Section 5.06. Article Five Not Exclusive. The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the articles or the regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 5.07. Insurance. The corporation may purchase and maintain insurance or furnish similar protection including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

Section 5.08. Certain Definitions. For purposes of this Article Five, and as examples and not by way of limitation:

(A)    A person claiming indemnification under this Article 5 shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without the payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

(B)    References to an “other enterprise” shall include employee benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participations or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the corporation” within the meaning of that term as used in this Article Five.

Section 5.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Trumbull County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Trumbull County, Ohio in any such action, suit or proceeding.

ARTICLE SIX

MISCELLANEOUS

Section 6.01. Amendments. The regulations of the corporation may only be amended or new regulations adopted in accordance with the provisions of the articles of the corporation or the law.

Section 6.02. Action by Shareholders or Directors Without a Meeting. Anything contained in the regulations to the contrary notwithstanding, except as provided in Section 6.01, any action which may be authorized or taken at a meeting of the shareholders or of the directors or of a committee of the directors, as the cause may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, or all the directors, or all the members of such committee of the directors, respectively, which writings shall be filed with or entered upon the records of the corporation.

Section 6.03. Seal. The seal of the corporation shall be circular, about two inches in diameter, with the name of the corporation engraved around the margin and the word “SEAL” engraved across the center.

Section 6.04. Regulations Supersede Prior By-Laws or Regulations. These regulations supersede any by-laws or regulations existing at the date of adoption of these regulations.